EXHIBIT 10.4

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the 3rd day of November, 2015, by and among DC Industrial Liquidating Trust, a Maryland statutory trust (the “Trust”), and DC Liquidating Assets Holdco LLC, a Delaware limited liability company (“Holdco”), in favor of Industrial Income Trust Inc., a Maryland corporation (the “Company”). The Trust, Holdco and Company are sometimes referred to herein as a “Party” or collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, the Company, Western Logistics II LLC, a Delaware limited liability company (“Merger Sub”), and Western Logistics LLC, a Delaware limited liability company (“Parent”), entered into that certain Agreement and Plan of Merger, dated July 28, 2015 (the “Merger Agreement”), providing for the merger of the Company with and into the Merger Sub in accordance with the terms thereof (the “Merger”);

WHEREAS, the Merger Agreement provides that, prior to consummation of the Merger, the Company will transfer its indirect ownership interests in the Retained Properties (as defined herein) to a limited liability company formed to complete, after the consummation of the transactions contemplated by the Merger Agreement, the development, lease-up, sale and distribution of the proceeds of the sale of the Retained Properties;

WHEREAS, the Company has caused the transfer to Holdco of its indirect ownership interests in the Retained Properties and, after certain contributions, distributions and assignments, the Company received a distribution of 100% of Holdco’s common membership interests;

WHEREAS, concurrently with the execution of this Agreement, pursuant to a Bill of Sale, Assignment, Acceptance and Assumption Agreement, the Company has transferred the Holdco common membership interests to the Trust and has received 100% of the units of beneficial interest in the Trust;

WHEREAS, prior to consummation of the Merger, the Company will distribute the units of beneficial interests in the Trust to the Company’s stockholders; and

WHEREAS, pursuant to Section 6.1(f) of the Merger Agreement, prior to the distribution of the units of beneficial interest in the Trust to the Company’s stockholders, the Trust and Holdco are required to agree to indemnify and hold harmless the Company, the Company Subsidiaries (other than the Trust, Holdco, and its subsidiaries), and their respective Representatives (other than the Trust, Holdco, and its subsidiaries) against certain claims, expenses, losses, damages, injury, penalties, settlement, award, obligation, Taxes, interest or any other liabilities (collectively, “Losses”) as set forth in such Section 6.1(f) of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the Parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Retained Properties” means each real property (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) set forth on Schedule A hereto.

“Third-Party Claim” means any assertion by a Person, other than the Company, Parent, or any of their Affiliates, of any claim, or the commencement by any such Person of any Action, against any Indemnified Party.

All other capitalized terms used without definition in this Agreement shall have the same meaning as given to such terms in the Merger Agreement.

2. Indemnification. Each of the Trust and Holdco (each, an “Indemnifying Party” and, collectively, the “Indemnifying Parties”), jointly and severally, shall indemnify and hold harmless the Company, the Company Subsidiaries (which, for the avoidance of doubt, do not include the Trust, Holdco or its subsidiaries) and their respective Representatives (which, for the avoidance of doubt, do not include the Trust, Holdco or its subsidiaries) (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against any and all Losses relating to, arising from, or in connection with the Retained Properties, the Excluded Property Transactions and the other transactions contemplated by Section 6.1(f) of the Merger Agreement.

3. Release. Each Indemnifying Party hereby unconditionally, irrevocably and forever releases, acquits and discharges the Indemnified Parties from, and covenants not to sue any of the Indemnified Parties for, any Losses (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) relating to the Retained Properties, the Excluded Property Transactions and the other transactions contemplated by Section 6.1(f) of the Merger Agreement which such Indemnifying Party has or had or can, shall or may now or hereafter have against any of the Indemnified Parties.

4. Indemnification Procedures.

(a) If any Indemnified Party shall receive notice or otherwise learn of a Third-Party Claim with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnified Party pursuant to this Agreement, such Indemnified Party shall give such Indemnifying Party written notice thereof demanding indemnification therefor as soon as reasonably practicable, but no later than 30 days after becoming aware of such Third-Party Claim. Any such notice (a “Claim Notice”) shall describe the Third-Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided in this Section 4(a) shall not relieve the related Indemnifying Party of its obligations under this Agreement, except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure to give notice.

(b) The Indemnifying Parties shall be entitled, at their sole option, by written notice to the Indemnified Party (in accordance with Section 4) given within thirty (30) days after receipt of a Claim Notice, to assume the defense and control of such Third Party Claim; provided that (i) the assumption of the defense of any such Third Party Claim by the Indemnifying Parties shall constitute assumption by the Indemnifying Parties of full responsibility for all Losses resulting from any such Third Party Claim and (ii) unless the Indemnified Party gives specific written consent, the Indemnifying Party shall not be able to assume the defense of any Third Party Claim which involves (A) any claim to which the Indemnified Party reasonably believes could be detrimental to or injure the Indemnified Party’s reputation or future business prospects, (B) any non-monetary relief, damages or claims, (C) criminal allegations, or (D) a Third Party Claim, which upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

(c) If the Indemnifying Parties elect to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Third Party Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, except to the extent that (i) the employment of such separate counsel shall have been authorized in writing by the Indemnifying Parties in connection with the defense of such action or claim, (ii) the Indemnifying Parties shall not have delivered written notice of their intent to assume control of the defense of such Third Party Claim prior to the expiration of the thirty (30) day period, or (iii) such Indemnified Party shall have reasonably concluded that there may be defenses available to it which are contrary to, or in conflict with, those available to the Indemnifying Parties, in any of which events such reasonable and documented out-of-pocket fees and expenses of outside counsel for the Indemnified Party shall be borne by the Indemnifying Parties. Until such time as the Indemnifying Parties assume the defense and control of a Third Party Claim as provided in this Section 4, and if and to the extent the Indemnifying Parties decline or are barred from assuming the defense of the Third Party Claim under this Section 4, the Indemnified Party shall have the right to defend such Third Party Claim in such manner as it may deem appropriate, and the

Indemnified Party’s fees, costs and expenses (including reasonable and documented out-of-pocket fees and expenses of outside counsel) in connection with such defense will be borne by the Indemnifying Parties. Each of the Indemnified Party and the Indemnifying Parties shall, and shall cause each of its Affiliates and Representatives to, reasonably cooperate with the other in connection with any Third Party Claim.

(d) If the Indemnifying Parties have assumed the defense of a Third Party Claim in accordance with this Section 4, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim. The Indemnifying Parties shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Third Party Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Party from all liability arising out of such Third Party Claim, (ii) could not lead to any liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for such Third Party Claim on behalf of the Indemnified Party, or (iii) such Indemnified Party otherwise consents thereto. If the Indemnifying Parties do not elect to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right to contest, settle or compromise the Third Party Claim in its sole discretion and shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

(e) With respect to any Indemnification Claim for any matter not involving a Third Party Claim, if any Indemnified Party incurs a Loss for which it is entitled to be indemnified pursuant to Section 2, such Indemnified Party shall give a Claim Notice to each of the Indemnifying Parties as soon as reasonably practicable after the Indemnified Party becomes aware of the facts giving rise to such claim for indemnification (an “Indemnification Claim”) demanding indemnification therefor, but no later than 30 days after becoming aware of such facts. Any such Claim Notice shall describe the Indemnification Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided in this Section 3(e) shall not relieve the related Indemnifying Party of its obligations under this Agreement, except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure to give notice.

(f) With respect to any Indemnification Claim for any matter not involving a Third Party Claim and for any Indemnification Claim involving a Third-Party Claim for which the Indemnifying Parties have not timely elected to assume the defense and responsibility, if the Indemnifying Parties do not notify the Indemnified Party within thirty (30) days following the delivery of the applicable Claim Notice that the Indemnifying Parties dispute their liability to the Indemnified Party under Section 2, such claim specified in the Claim Notice shall be conclusively deemed a liability of the

Indemnifying Parties under Section 2, and the amount specified in the Claim Notice shall be payable by the Indemnifying Parties to the Indemnified Party on demand. If the Indemnifying Parties have timely disputed their liability with respect to such claim by responding to the Indemnified Party within thirty (30) days of the delivery of the Claim Notice (specifying that the Indemnifying Parties dispute the claim described in the Claim Notice and the basis of such dispute), the Indemnifying Parties and the Indemnified Party shall use commercially reasonable efforts to negotiate in good faith a resolution of such dispute for sixty (60) days after the conclusion of the thirty (30)-day response period. If the Indemnifying Parties and the Indemnified Party are not able to reach an agreement regarding the applicable Indemnification Claim by the end of such sixty (60)-day negotiation period, the Indemnified Party shall be free to pursue such remedies as may be available to such Party in accordance with Section 11 of this Agreement.

(g) Any amounts payable by the Indemnifying Parties to the Indemnified Party shall be (i) paid by wire transfer within five (5) Business Days and (ii) treated for all Tax purposes as an adjustment to the Merger Consideration paid pursuant to the Merger Agreement, unless otherwise required by applicable Law.

5. Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by e-mail with a pdf attachment (providing confirmation of transmission) at the following addresses or e-mail addresses (or at such other address or e-mail addresses for a Party as shall be specified by like notice):

If to the Trust:

DC Industrial Liquidating Trust

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attention: Thomas G. McGonagle

Email: tmcgonagle@industrialincome.com

with copies (which shall not constitute notice) to:

DC Industrial Liquidating Trust

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attention: Joshua J. Widoff

Email: jwidoff@blackcreekcapital.com

Facsimile: (303) 869-4602

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Phone: (202) 637-5868

Facsimile: (202) 637-5910

Attn: David Bonser and Bruce Gilchrist

email: david.bonser@hoganlovells.com

bruce.gilchrist@hoganlovells.com

If to Holdco:

DC Liquidating Assets Holdco LLC

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attention: Thomas G. McGonagle

Email: tmcgonagle@industrialincome.com

with copies (which shall not constitute notice) to:

DC Liquidating Assets Holdco LLC

518 Seventeenth Street, 17th Floor

Denver, CO 80202

Attention: Joshua J. Widoff

Email: jwidoff@blackcreekcapital.com

Facsimile: (303) 869-4602

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Phone: (202) 637-5868

Facsimile: (202) 637-5910

Attn: David Bonser and Bruce Gilchrist

email: david.bonser@hoganlovells.com

bruce.gilchrist@hoganlovells.com

If to the Company:

c/o Global Logistic Properties Limited

501 Orchard Road #08-01 Wheelock Place

Singapore 238880

Attn: Ralf Wessel, Mark Tan & Alan Yang

email: rwessel@glprop.com; mhtan@glprop.com; ayang@glprop.com

and

c/o GLP US Management LLC

Two North Riverside Plaza, Suite 2350

Chicago, IL 60606

Attn: Neil Klein

email: nklein@glprop.com

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW

Washington, DC 20006-1888

Attn: David P. Slotkin

email: DSlotkin@mofo.com

and

Morrison & Foerster (Singapore) LLP

50 Collyer Quay

#12-01 OUE Bayfront

Singapore 049321

Attn: Eric J. Piesner

email: EPiesner@mofo.com

6. Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to its conflicts of laws principles (whether the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

7. Amendments; Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but only by a written notice signed by such Party expressly waiving such term or condition. The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8. Entire Agreement. This Agreement, the Schedules hereto and the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. To the extent there is an inconsistency between a provision in this Agreement and a provision in the Merger Agreement concerning the subject matter hereof, the provision of this Agreement controls.

9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the relevant other Parties. Notwithstanding the foregoing, the Company may assign all or a portion of its rights or obligations under this Agreement to any Affiliate of Company or to any Person who acquires the Company and any Affiliate thereof; provided that no assignment, delegation or other transfer of rights by any Party under this Agreement shall relieve the assignor of any liability or obligation hereunder. Any attempted assignment, delegation or transfer in violation of this Section 9 shall be void.

10. Third Party Beneficiaries. Except for the Indemnified Parties, who shall be third party beneficiaries of this Agreement, or as otherwise provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties (and their successors and permitted assigns) any rights or remedies hereunder.

11. Jurisdiction. Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and appellate courts thereof) (the “Delaware Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Delaware Courts, and (d) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or, unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

13. Titles. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE TRUST:

DC INDUSTRIAL LIQUIDATING TRUST

By:	/s/ Joshua J. Widoff
Name: Joshua J. Widoff
Title: Executive Vice President, Secretary & General Counsel

HOLDCO:

DC LIQUIDATING ASSETS HOLDCO LLC

By: DC Industrial Liquidating Trust, its managing member

By:	/s/ Joshua J. Widoff
Name: Joshua J. Widoff
Title: Executive Vice President, Secretary & General Counsel

THE COMPANY:

INDUSTRIAL INCOME TRUST INC.

By:	/s/ Joshua J. Widoff
Name: Joshua J. Widoff
Title: Executive Vice President, Secretary & General Counsel

Schedule A

Retained Properties

Property Name	Property Owning Entity	Entities Being Transferred	Address Details
Bluegrass DC II	IIT Bluegrass DC II LLC	IIT Bluegrass DC II LLC	NW corner of McFarland Parkway and McGinnis Ferry Road	Alpharetta	GA	30005

Redlands Distribution Center	IIT Redlands DC LP	IIT Redlands DC LP & IIT Redlands DC GP LLC	NE Corner W. Lugonia and California St.	Redlands	CA	92374

Cajon DC	IIT Cajon DC LP	IIT Cajon DC LP & IIT Cajon DC GP LLC	6207 N. Cajon Boulevard	San Bernardino	CA	92407

Lehigh Valley Crossing DC I	IIT Lehigh Valley Crossing DC I LLC	IIT Lehigh Valley Crossing DC I LLC & IIT Lehigh Valley Crossing DC I Owner LLC & IIT Lehigh Valley Crossing DC I Owner Holdco LLC	2929 Schoeneck Road	Macungie	PA	18062

Lehigh Valley Crossing DC II	IIT Lehigh Valley Crossing DC II LLC	IIT Lehigh Valley Crossing DC II LLC & IIT Lehigh Valley Crossing DC II Owner LLC & IIT Lehigh Valley Crossing DC II Owner Holdco LLC	3100 Alburtis Rd	Macungie	PA	18062

Lehigh Valley Crossing DC III	IIT Lehigh Valley Crossing DC III LLC	IIT Lehigh Valley Crossing DC III LLC	2918 Schoeneck Rd	Macungie	PA	18062

Tamarac Commerce Center II	IIT Tamarac Commerce Center II LLC	IIT Tamarac Commerce Center II LLC	6201 North Nob Hill Rd	Tamarac	FL	33321

Tamarac Commerce Center III	IIT Tamarac Commerce Center III LLC	IIT Tamarac Commerce Center III LLC	6900 Hiatus Rd	Tamarac	FL	33321

Miami DC III	IIT Miami DC III LLC	IIT Miami DC III LLC	11001 NW 124th St	Medley	FL	33178

Miami DC III Land Bank	IIT Miami DC III Land LLC	IIT Miami DC III Land LLC	10910 NW 124th St	Medley	FL	33178

Miami DC IV	IIT Miami DC IV LLC	IIT Miami DC IV LLC	11040 NW 124th St	Medley	FL	33178

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